EXHIBIT 99.01

Sanford C. Bernstein Announces Expanded US Equity Derivatives Effort

NEW YORK, Aug. 11 /PRNewswire-FirstCall/ -- AllianceBernstein Holding L.P. (NYSE: AB) and AllianceBernstein L.P. today announced the launch of an expanded US equity derivatives effort at Sanford C. Bernstein & Co., LLC ("Bernstein"), along with the hiring of several key professionals with extensive experience in equity derivatives sales and trading.

Thomas Wright, head of equity trading at Bernstein, said, "Our increased investment in equity derivatives trading and salestrading will add another dimension to our ability to provide our clients with both world-class execution and investment insight. As with our high touch cash and electronic trading efforts, our derivatives desk will be focused on helping our clients meet their unique investment objectives."

Joining the firm are:

•
Steven Miller, who will oversee the Bernstein equity derivatives effort, reporting to Mr. Wright. He brings 15 years of experience in equity derivatives; most recently Mr. Miller was with Bear Stearns & Co., where he was co-head of US equity derivatives sales, then at J.P. Morgan following its acquisition of Bear Stearns in 2008.

•	John Karl, who has 13 years of equity derivatives experience, most recently with Bear Stearns (and subsequently J.P. Morgan).

•	William Looney, who has 12 years of market experience, most recently at Citigroup. He will be joining Bernstein in early September.

•	Matthew Tym, who brings 15 years of experience in equity derivatives trading, most recently at Bear Stearns (and subsequently J.P. Morgan).

•	Scott Jacobson, who is joining Bernstein as an equity derivatives specialist after 17 years in the equity derivatives and credit research areas, most recently at Capstone Sales Advisors.

Messrs. Miller, Karl and Looney will join Walter Lamerton, a Bernstein veteran with 11 years of market experience, in US equity derivatives salestrading. Mr. Tym will join Ralph Edwards, a veteran of Bernstein with 28 years of experience, in trading derivative products and building out the firm's risk capabilities.

"Our newly-expanded equity derivatives capability, which adds more than 70 years of combined experience in the business, is a very important step in further enhancing Bernstein's industry-leading research and trading platform for the benefit of the firm's clients," concluded Mr. Wright.

About AllianceBernstein
AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional clients, individuals and private clients in major markets around the world. AllianceBernstein employs more than 500 investment professionals with expertise in growth equities, value equities, fixed income securities, blend strategies and alternative investments and, through its subsidiaries and joint ventures, operates in more than 20 countries. AllianceBernstein's research disciplines include fundamental research, quantitative research, economic research and currency forecasting capabilities. Through its integrated global platform, AllianceBernstein is well-positioned to tailor investment solutions for its clients. AllianceBernstein also offers independent research, portfolio strategy and brokerage-related services to institutional investors.

At June 30, 2009, AllianceBernstein Holding L.P. owned approximately 34.8% of the issued and outstanding AllianceBernstein Units and AXA, one of the largest global financial services organizations, owned an approximate 64.2% economic interest in AllianceBernstein.

Cautions Regarding Forward-Looking Statements
Certain statements provided by management in this news release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly traded partnerships are taxed. We caution readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see "Risk Factors" and "Cautions Regarding Forward-Looking Statements" in our Form 10-K for the year ended December 31, 2008 and Form 10-Q for the quarter ended June 30, 2009. Any or all of the forward-looking statements that we make in this news release, Form 10-K, Form 10-Q, other documents we file with or furnish to the SEC, and any other public statements we issue, may turn out to be wrong. It is important to remember that other factors besides those listed in "Risk Factors" and "Cautions Regarding Forward-Looking Statements", and those listed above, could also adversely affect our revenues, financial condition, results of operations and business prospects.

CONTACT: Philip Talamo, Investor Relations, +1-212-969-2383, ir@alliancebernstein.com, or John Meyers, Media, +1-212-969-2301, john.meyers@alliancebernstein.com